Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Tax-Exempt Series, Inc.:
     RiverSource Intermediate Tax-Exempt Fund
     RiverSource Tax-Exempt Bond Fund


We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    January 26, 2006